Exhibit 99.1

Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS OCTOBER TRAFFIC
TEMPE, Ariz., Nov. 5, 2008 — US Airways Group, Inc. (NYSE: LCC) today reported October and year-to-date 2008 traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.7 billion, down 3.6 percent from October 2007. Capacity was 5.7 billion available seat miles (ASMs), down 5.2 percent versus October 2007. For the third consecutive month, US Airways set a monthly record with passenger load factor of 81.9 percent for the month of October 2008 versus 80.5 percent in October 2007.
US Airways President Scott Kirby said, “October consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased between four and six percent versus the same period last year. While the long-term impact to passenger demand from a slowing economy is not yet clear, we continue to believe the magnitude of industry capacity cuts should offset the impact of a weaker economic environment.”
For the month of October, US Airways’ preliminary on-time performance as measured by the U.S. Department of Transportation was 87.4 percent with a completion factor of 99.3 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended October 31, 2008 and 2007, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
October

	2008	2007	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,822,914	3,980,981	(4.0)
Atlantic	696,471	705,992	(1.3)
Latin	184,428	190,135	(3.0)

Total Mainline Revenue Passenger Miles	4,703,813	4,877,108	(3.6)

Mainline Available Seat Miles (000)
Domestic	4,614,040	4,915,351	(6.1)
Atlantic	907,077	912,985	(0.6)
Latin	224,359	233,169	(3.8)

Total Mainline Available Seat Miles	5,745,476	6,061,505	(5.2)

Mainline Load Factor (%)
Domestic	82.9	81.0	1.9	pts
Atlantic	76.8	77.3	(0.5)	pts
Latin	82.2	81.5	0.7	pts

Total Mainline Load Factor	81.9	80.5	1.4	pts

Mainline Enplanements
Domestic	4,064,726	4,366,532	(6.9)
Atlantic	177,301	180,803	(1.9)
Latin	159,462	161,247	(1.1)

Total Mainline Enplanements	4,401,489	4,708,582	(6.5)
YEAR TO DATE

	2008	2007	% Change

Mainline Revenue Passenger Miles (000)
Domestic	40,603,523	41,744,031	(2.7)
Atlantic	7,554,113	6,979,022	8.2
Latin	3,498,357	3,260,526	7.3

Total Mainline Revenue Passenger Miles	51,655,993	51,983,579	(0.6)

Mainline Available Seat Miles (000)
Domestic	49,025,611	50,712,221	(3.3)
Atlantic	9,617,337	8,929,811	7.7
Latin	4,226,362	4,167,224	1.4

Total Mainline Available Seat Miles	62,869,310	63,809,256	(1.5)

Mainline Load Factor (%)
Domestic	82.8	82.3	0.5	pts
Atlantic	78.5	78.2	0.3	pts
Latin	82.8	78.2	4.6	pts

Total Mainline Load Factor	82.2	81.5	0.7	pts

Mainline Enplanements
Domestic	41,620,563	44,578,547	(6.6)
Atlantic	1,935,833	1,788,963	8.2
Latin	2,858,926	2,658,081	7.6

Total Mainline Enplanements	46,415,322	49,025,591	(5.3)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
October

	2008	2007	% Change
Express Revenue Passenger Miles (000)
Domestic	185,491	187,894	(1.3)

Express Available Seat Miles (000)
Domestic	271,880	271,837	—

Express Load Factor (%)
Domestic	68.2	69.1	(0.9)	pts

Express Enplanements
Domestic	692,776	694,282	(0.2)
YEAR TO DATE

	2008	2007	% Change
Express Revenue Passenger Miles (000)
Domestic	1,846,191	1,953,782	(5.5)

Express Available Seat Miles (000)
Domestic	2,734,864	2,783,323	(1.7)

Express Load Factor (%)
Domestic	67.5	70.2	(2.7)	pts

Express Enplanements
Domestic	6,645,405	6,975,130	(4.7)
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
October

	2008	2007	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	4,008,405	4,168,875	(3.8)
Atlantic	696,471	705,992	(1.3)
Latin	184,428	190,135	(3.0)

Total Consolidated Revenue Passenger Miles	4,889,304	5,065,002	(3.5)

Consolidated Available Seat Miles (000)
Domestic	4,885,920	5,187,188	(5.8)
Atlantic	907,077	912,985	(0.6)
Latin	224,359	233,169	(3.8)

Total Consolidated Available Seat Miles	6,017,356	6,333,342	(5.0)

Consolidated Load Factor (%)
Domestic	82.0	80.4	1.6	pts
Atlantic	76.8	77.3	(0.5)	pts
Latin	82.2	81.5	0.7	pts

Total Consolidated Load Factor	81.3	80.0	1.3	pts

Consolidated Enplanements
Domestic	4,757,502	5,060,814	(6.0)
Atlantic	177,301	180,803	(1.9)
Latin	159,462	161,247	(1.1)

Total Consolidated Enplanements	5,094,265	5,402,864	(5.7)
YEAR TO DATE

	2008	2007	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	42,449,714	43,697,813	(2.9)
Atlantic	7,554,113	6,979,022	8.2
Latin	3,498,357	3,260,526	7.3

Total Consolidated Revenue Passenger Miles	53,502,184	53,937,361	(0.8)

Consolidated Available Seat Miles (000)
Domestic	51,760,475	53,495,544	(3.2)
Atlantic	9,617,337	8,929,811	7.7
Latin	4,226,362	4,167,224	1.4

Total Consolidated Available Seat Miles	65,604,174	66,592,579	(1.5)

Consolidated Load Factor (%)
Domestic	82.0	81.7	0.3	pts
Atlantic	78.5	78.2	0.3	pts
Latin	82.8	78.2	4.6	pts

Total Consolidated Load Factor	81.6	81.0	0.6	pts

Consolidated Enplanements
Domestic	48,265,968	51,553,677	(6.4)
Atlantic	1,935,833	1,788,963	8.2
Latin	2,858,926	2,658,081	7.6

Total Consolidated Enplanements	53,060,727	56,000,721	(5.2)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of October:
•	Announced three new trans-Atlantic flights to begin in Spring 2009: Birmingham, U.K., and Oslo, Norway, service from Philadelphia and Paris from Charlotte, N.C. Trans-Atlantic flying in 2009 will total 27 daily flights to 23 destinations.

•	Raised approximately $950 million in financing and near-term liquidity commitments, of which approximately $800 million closed on October 20, 2008. $400 million of the proceeds was used to prepay the Company’s $1.6 billion bank debt facility, which reduced the airline’s unrestricted cash covenant to $850 million from $1.25 billion. Approximately $370 million, after bank and service fees, was used to increase the airline’s total cash position and will be used for general corporate purposes. The remaining $150 million of liquidity commitments is expected to close during the fourth quarter, with cash benefits realized through 2009.
US Airways, along with US Airways Shuttle and US Airways Express, operates approximately 3,200 flights per day and serves 200 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The airline employs more than 34,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers our customers 18,000 daily flights to 965 destinations in 162 countries worldwide. In the first eight months of 2008, US Airways ranked first in on-time performance among the ten largest U.S. carriers according to the Department of Transportation’s Air Travel Consumer Report. And for the tenth consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration (FAA) for its Charlotte, North Carolina hub line maintenance facility. For more company information, visit usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; changes in prevailing interest rates and increased costs of financing; the impact of economic conditions; the Company’s high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of high fuel costs, significant disruptions in fuel supply and further significant increases to fuel prices; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes in the Company’s business model; the impact of industry consolidation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; security-related and insurance costs; weather conditions; the cyclical nature of the airline industry; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; ability to complete the integration of labor groups; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2008 and in the Company’s filings with the SEC, which are available at www.usairways.com
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